EXHIBIT 10.9

                  INTERNET TELEPHONY SERVICE AGREEMENT
                  ------------------------------------



This Service Agreement ("Agreement") is made as of the 1st day of June, 1999 ("Effective Date"), by and between Intercomm Americas, Inc. (IAI), (Service Provider) with its principal office at 5444 Westheimer, Ste. 1920, Houston, Texas 77056, and NetVoice Technologies, Inc., (NVT) with its principal office at 13747 Montfort Dr., Ste. 250, Dallas, TX 75240, hereinafter called ("CUSTOMER").

WHEREAS, Service Provider is in the business of providing internet telecommunications services and
WHEREAS CUSTOMER desires to use such internet telecommunications services from Service Provider.

NOW, THEREFORE, the parties agree as follows:

1. SERVICES. IAI agrees to furnish CUSTOMER telecommunications services set forth in Exhibit A and Exhibit B to this Agreement, at the rates set forth therein and subject to the terms and conditions contained in this Agreement.

2. TERM. The term of this Agreement shall commence on the Effective Date and will continue for a period of one (1) year. This Agreement can be terminated if either party notifies the other party in writing not less that sixty (60) days prior to the termination date of it's desire to terminate this Agreement.

3.   CHARGES AND PAYMENT.

     All Usage Charges for services provided by IAI under this Agreement are set forth in Exhibit A, which charges are subject to change as hereinafter provided.

     All Usage Charges for services provided under this Agreement will be billed weekly. With each invoice IAI shall provide complete call detail recording to CUSTOMER to facilitate CUSTOMER's billing to its carrier accounts.

     CUSTOMER shall remit payment to IAI via wire transfer within 2 business days of receipt of payment from CUSTOMER's carrier accounts.

     IAI warrants that the invoices to CUSTOMER will accurately reflect call usage so as to not cause undue payment delays from its carrier accounts and furthermore IAI will not hold CUSTOMER liable for payment of invoices until CUSTOMER has fully received payment from its carrier accounts. In the event carrier account defaults, IAI will have no claim or warrants against CUSTOMER for said traffic.

     Payments from CUSTOMER to IAI shall be to:
               Bank One Texas NA, ABA Routing #111000614
               Houston, Texas
               For further credit or the benefit of
               INTERCOMM AMERICAS INC., Acct#1560950774

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4.   TAX EXEMPTION CERTIFICATE.  Should CUSTOMER claim an exemption from any sales, use, or other tax, the CUSTOMER shall provide such exemption information to IAI. It will be the responsibility of CUSTOMER to make sure that its proof of exempt status remains current. In no event shall IAI be liable for any taxes due by CUSTOMER and CUSTOMER hereby indemnifies IAI against any such claims for taxes by any tax in authority or party acting on behalf of such taxing authority.

5. LIMITATION OF LIABILITY IAI'S LIABILITY HEREUNDER IS LIMITED TO DIRECT DAMAGES ONLY. IAI WILL NOT BE RESPONSIBLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT LOSS OR DAMAGE OF ANY KIND. IAI SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY LOSS, COST OR EXPENSE ARISING FROM THE DELAY OF ANY TELEPHONE OPERATING COMPANY, LOCAL EXCHANGE CARRIER, OR ANY OTHER THIRD PARTY, ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF IAI.

6. INDEMNIFICATION. CUSTOMER hereby indemnifies and holds harmless IAI, its affiliates, their respective officers, directors, shareholders, employees, agents, successors and assigns, and each of them, from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs of expenses, whether accrued, absolute, contingent or otherwise, including but not limited to court costs and attorney's fees, which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of or otherwise based upon any of the following:

     6.1 Any breach or default by CUSTOMER under any of the provisions of this Agreement or of any other agreement or instrument to which IAI or an affiliate is a party or which is in favor of IAI or an affiliate of IAI;

     6.2 Claims of any third person or entity for libel, slander, infringement of copyright, or unauthorized use of trademark, trade name, or service mark arising out of material, data, information, or other content transmitted by CUSTOMER over IAI's networks; or

     6.3 Any act or omission of CUSTOMER or its agents, servants, employees, contractors, or representatives.

     For purposes of this Agreement, an "affiliate" of IAI includes any person or entity controlling, controlled by or under common control with IAI.

7.   SUSPENSION OF SERVICE; TERMINATION OF AGREEMENT.  In the event CUSTOMER:

     a. Breaches any provision of this Agreement including but not limited to the provisions regarding payment; or

     b. Files or initiates proceedings or has proceedings filed or initiated against it, relating to its liquidation, insolvency, reorganization or relief (such as the appointment of a trustee, receiver, liquidator, custodian or other official) under any bankruptcy, insolvency or other similar law or makes an assignment for the benefit of its creditors or enters into an

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          agreement for the composition, extension or readjustment of its obligations in connection with the foregoing;

     Then IAI may, upon notice to CUSTOMER, at the IAI's option and in addition to such other rights or remedies as it may have under this Agreement, at law or in equity, without incurring any liability: (i) suspend service to CUSTOMER until such time that such circumstance is corrected (provided IAI shall not be prohibited from terminating this Agreement after suspending service); (ii) declare all charges that have been billed to CUSTOMER by IAI to be immediately due and payable, provided said carrier accounts have been paid and are current to CUSTOMER; or (iii) terminate this Agreement.

8. CROSS DEFAULT/CROSS TERMINATION. IAI, at its option, may also terminate services provided to CUSTOMER under this Agreement upon at least (30) days notice to CUSTOMER, in addition to such other rights or remedies as IAI may have under any agreement, at law or in equity, in the event CUSTOMER or any affiliate of CUSTOMER breaches any provision of any other agreement or instrument with or in favor of IAI or any affiliate of IAI.

9. FORCE MAJEURE. Notwithstanding anything to the contrary herein, IAI shall not be liable to CUSTOMER or any other person or entity for damages, or deemed to be in breach of this Agreement, due to causes outside of IAI's reasonable control, including, without limitation, acts of God, fire, explosion, vandalism, storm or other natural occurrences; any law, order, regulation, direction, action or request of the United States government or of any government (including without limitation, state and local governments having jurisdiction over any of the parties) or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of such governments, or of any civil or military authority; national emergencies; insurrection; riots; wars; strikes, lockouts, work stoppage or other such labor difficulties; or any act or omission of any other person or entity.

10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. CUSTOMER may not assign, delegate, or transfer any of its rights or obligations hereunder without the prior written consent of IAI. For purposes hereof, the following also constitutes an assignment: (a) any merger, consolidation or reorganization to which CUSTOMER is a party, (b) the sale or transfer of all or substantially all the assets of CUSTOMER, or (c) the sale, issuance or transfer of any voting securities of CUSTOMER which results in a change in control of CUSTOMER.

11. WAIVER. The delay or failure of IAI to enforce insist upon compliance with any of the terms or conditions of this Agreement or to exercise any remedy provided herein, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance shall not constitute the permanent waiver of any term, condition or remedy of or under this Agreement, and this Agreement and each of its provision shall remain at all times in full force and effect unless and until modified as provided herein.

12. NOTICES. All notices required by this Agreement shall be assumed to have been delivered when sent in a sealed envelope, postage prepaid and sent either express or overnight delivery or registered or certified mail, return receipt requested and addressed to each party as follows:

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     If to IAI:          Intercomm Americas, Inc.
                         5444 Westheimer, Ste. 1920
                         Houston, TX 77056
                         Attention: Mark Mohr

     If to CUSTOMER:     NetVoice Technologies, Inc.
                         13747 Montfort Dr.,Ste. 101
                         Dallas, Texas 75240
                         Attention: William Bedri

13. SEVERABILITY. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall be determined to any extent to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such determination.

14. SURVIVAL. The covenants and agreements of CUSTOMER contained in this Agreement with respect to payment of amounts due and indemnification shall survive any termination of this Agreement.

15. HEADINGS. Headings contained herein are provided for convenience and reference only and do not affect or limit the interpretation, contents or terms of this Agreement.

16. GOVERNING LAW AND CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE VALIDITY AND PERFORMANCE HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF TEXAS AND CUSTOMER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF SAID STATE WITH RESPECT TO ANY DISPUTE, CONTROVERSY OR OTHER MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT.

17. EXECUTION. This Agreement may be executed in counterparts and each of such counterparts shall, for all purposes, be deemed to be an original but all together only one Agreement.

18. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of a party hereto.


19.  ADDITIONAL PROVISIONS.

     A. Nothing herein shall be construed as conveying any interest in any property of IAI, and CUSTOMER shall not represent that such conveyance has occurred.

     B. The provision of service by IAI is subject to the condition that the service will not be used for any unlawful purpose.

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20.  ENTIRE AGREEMENT.  This Agreement, including its Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether written or oral, between IAI and CUSTOMER. No waiver, alteration or modification of any of the provisions of this Agreement, shall be binding unless in writing and signed by a duly authorized representative of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written as the effective date.

Intercomm Americas, Inc.                CUSTOMER


By: /s/ MARK MOHR                       By: /s/ FRED RACKERS
   ---------------------------             ----------------------------
     Mark Mohr
                                        Name: FRED RACKERS
                                             --------------------------

Title: President                        Title: VP
                                              -------------------------

Date: June 6, 1999                      Date: June 1, 1999
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                                Exhibit A



Countries Covered:            All international termination


Payment Rates:                To be determined on customer specific and
                              country specific basis less a $.003 per
                              minute network management fee


Billing Cycle:                Weekly


FOB Point:                    Dallas, Houston, Ft. Lauderdale










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